ARROW ELECTRONICS, INC. 9201 E. DRY CREEK ROAD CENTENNIAL, CO 80112 303-824-4000	NEWS

Exhibit 99.1
Arrow Electronics Provides Business Update
-- Reports Selected Preliminary Second Quarter 2019 Financial Results --
-- Initiates $130 Million Operating Expense Reduction Program --
-- Announces Planned Wind-Down of Personal Computer and Mobility Asset Disposition Business --
-- Conference Call Today at 5:00 PM ET --
CENTENNIAL, Colo.--(BUSINESS WIRE)-July 15, 2019--Arrow Electronics, Inc. (NYSE:ARW) today reported selected preliminary results for its second fiscal quarter ending June 29, 2019, and announced a planned wind-down of the company’s personal computer and mobility asset disposition business. The company expects to provide full second-quarter results, and guidance for the third quarter of 2019 on August 1, 2019.
“While we are disappointed that our anticipated results for the second quarter are lower than we had initially expected due to deteriorating demand conditions in the global components business, we remain confident in our long-term strategy and our ability to generate strong cash flow,” said Michael J. Long, chairman, president and chief executive officer. “Arrow Electronics has built a resilient business model comprising a broad portfolio of technology solutions. As we look to the rest of 2019 and beyond, we are taking decisive actions to preserve profits while maintaining our engineering and value-added capabilities to continue to guide innovation forward.”
The company expects to report total second quarter 2019 sales of approximately $7.30 billion, with global components sales of approximately $5.25 billion, and global enterprise computing solutions sales of approximately $2.05 billion. Earnings (Loss) per share on a diluted basis are expected to be in the range of $(6.35) to $(6.23), and earnings (loss) per share on a diluted basis, excluding certain items1, are expected to be in the range of $1.50 to $1.62 per share. Revised second-quarter expectations exclude approximately $78 million of sales and $78 million of after-tax losses from the personal computer and mobility asset disposition business. The net amount of cash provided by operating activities during the second quarter of 2019 is expected to be approximately $400 million. Cash used for the repurchase of approximately 2.1 million shares in the quarter totaled approximately $150 million.
PLANNED WIND-DOWN OF PERSONAL COMPUTER AND MOBILITY ASSET DISPOSITION BUSINESS
Arrow Electronics today announced that it elected to initiate actions to close its personal computer and mobility asset disposition business, whose past results have been included as part of the global components business, in the United States and most other countries in which this business operates. The company initiated the process of making its employees aware of the decision beginning on July 15, 2019. The company is also proposing to close this business in Sweden, Belgium and the United Kingdom but will start the consultative process with employees' representatives.
“After careful market analysis indicating that business dynamics have changed since we entered this market, we have decided to wind down operations at our personal computer and mobility asset disposition business,” said Mr. Long. “This will allow us to continue to focus on our cross-enterprise strategy to enable next-generation technologies such as artificial intelligence, industrial automation, smart cities and vehicles.”
As a result of winding down the personal computer and mobility asset disposition business, the company expects to incur charges of approximately $115 million. These charges will be incurred primarily in the second quarter of fiscal year 2019, with the remaining amounts being incurred throughout the second half of 2019 and first half of 2020. The charges include an estimated $75 million non-cash impairment of certain long-lived and intangible assets and an estimated $40 million future cash expenditure primarily related to personnel and other exit and disposal costs. The company expects that operations will cease and the remaining wind down of the personal computer and mobility asset disposition business will be substantially complete by the end of 2019.
OPERATING EXPENSE REDUCTION PROGRAM
Arrow Electronics has also initiated separate and distinct actions to reduce its annual operating expenses, which are expected to generate approximately $130 million in annualized cost savings. Substantially all of the cost actions will be completed by the end of 2019. The company expects to recognize approximately $45 million in costs related to cash severance as well as approximately $4 million in other non-cash asset impairments and approximately $10 million in cash contract termination costs. Substantially all of the severance, assets impairments, and termination costs are expected to be recognized in the third quarter of 2019.

1 A reconciliation of non-GAAP net income per diluted share, as adjusted, to GAAP net income per diluted share is presented in the reconciliation table included herein.

“Our cost reduction program reflects our thoughtful approach to improving efficiency while continuing to deliver the high levels of engineering and supply chain services our customers expect,” said Chris Stansbury, senior vice president and chief financial officer. “We are laser-focused on improving profit performance and capitalizing on the opportunities created by the convergence of information technology with operational technology.”
GOODWILL AND INTANGIBLES IMPAIRMENT CHARGE
In addition, based in part on the decision to wind down the company's personal computer and mobility asset disposition business and its revised second quarter earnings expectations, the company conducted an interim goodwill impairment analysis related to the Americas components and Asia-Pacific components reporting units, and expects to record a non-cash goodwill impairment charge of approximately $570 million in the second quarter of 2019. The company is in the process of finalizing the impairment analysis and expects to provide a completed analysis in the form 10-Q filing for the second quarter of 2019. Additionally, the company expects to record a non-cash trade name impairment charge of $46 million in connection with an initiative to further integrate two global components businesses.
OTHER ACTIONS
The company expects to record non-cash charges of $36 million related to certain receivables and inventory in its global components business.
CONFERENCE CALL
The company will be hosting a conference call to discuss the preliminary results and the wind-down today, July 15, at 5:00 PM ET.
The live conference call is accessible by telephone at 1-877-791-0231 (toll-free) or 1-647-689-6624 for participants outside the United States and Canada. The conference ID is 7868437. The conference call will also be available via webcast. To access the live webcast, visit investor.arrow.com.
Information Relating to Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: industry conditions, the company’s implementation of its new enterprise resource planning system, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global enterprise computing solutions markets, changes in relationships with key suppliers, increased profit margin pressure, the effects of additional actions taken to become more efficient or lower costs, risks related to the integration of acquired businesses, changes in legal and regulatory matters, the company’s ability to generate additional cash flow, uncertainty regarding the impact of the company’s discontinued operations at its personal computer and mobility asset disposition business and uncertainty regarding the company’s ability to achieve expected cost savings under its cost reduction program and the impact of the cost reduction program on the company’s business and operations.
Forward-looking statements are those statements which are not statements of historical fact. These forward-looking statements can be identified by forward-looking words such as “could,” “should,” “expects,” “anticipates,” “intends,” “plans,” “may,” “will,” “believes,” “seeks,” “estimates,” the negative thereof or other variations thereon and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company has based these forward-looking statements on its current expectations, assumptions, estimates and projections and undertakes no obligation to update publicly or revise any of the forward-looking statements.
For a further discussion of factors to consider in connection with these forward-looking statements, investors should refer to Item 1A Risk Factors of the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2018.
Certain Non-GAAP Financial Information
In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information relating to earnings per share on a diluted basis. Net income per basic and diluted share are adjusted to exclude identifiable intangible amortization, restructuring, integration, and other charges, and certain charges, credits, gains, and losses that the company believes impact the comparability of its results of operations. These charges, credits, gains, and losses arise out of the company’s efficiency enhancement initiatives, acquisitions/dispositions (including intangible assets amortization expense), and financing activities. A reconciliation of the company’s non-GAAP financial information to GAAP is set forth in the table below.

ARROW ELECTRONICS, INC.
NON-GAAP EARNINGS PER SHARE RECONCILIATION
(In thousands except per share data)
(Unaudited)

Three months ended June 29, 2019
GAAP net income per diluted share	($6.35) - ($6.23)
Restructuring & integration charges	0.23
Intangible amortization expense	0.10
Personal computer and mobility asset disposition business	0.93
Impairment of goodwill and tradenames	6.28
Other actions	0.32
Gain on investments, net	(0.01)
Non-GAAP net income per diluted share	$1.50 - $1.62

The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance and underlying trends in the company’s business because management considers these items referred to above to be outside the company’s core operating results. This non-GAAP financial information is among the primary indicators management uses as a basis for evaluating the company’s financial and operating performance. In addition, the company’s Board of Directors may use this non-GAAP financial information in evaluating management performance and setting management compensation.
The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to earnings per share on a diluted basis determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

Contact:            Steven O’Brien,
Vice President, Investor Relations
303-824-4544

Media Contact:        John Hourigan,
Vice President, Global Communications
303-824-4586